Exhibit 1.1

HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED

(incorporated in the Cayman Islands with limited liability)
(Stock Code: 2332)

ANNOUNCEMENT

In order to enhance the transparency of the Group and to provide information with which our shareholders, investors and the public may better appraise the business performance of the Group, the Company will disclose selected unaudited key performance indicators of the Group’s mobile telecommunications businesses on a quarterly basis.

The Board announces certain selected unaudited key performance indicators for the third quarter of 2004.

The Board announces that the Company will disclose selected unaudited key performance indicators of the Group’s mobile telecommunications businesses on a quarterly basis in order to enhance the transparency of the Group and to provide information with which our shareholders, investors and the public may better appraise the business performance of the Group.

SELECTED UNAUDITED KEY PERFORMANCE INDICATORS FOR 3 MONTHS ENDED 30 SEPTEMBER 2004

The Group’s mobile customer base was approximately 11,586,000 as at 30 September 2004.

The key performance indicators for the third quarter of 2004 and the comparative figures for the three previous quarters are as follows:

1    Customer Base

	Q3 2004			Q2 2004			Q1 2004			Q4 2003
Country	30 September 2004			30 June 2004			31 March 2004			31 December 2003
	Total	Postpaid	Prepaid	Total	Postpaid	Prepaid	Total	Postpaid	Prepaid	Total	Postpaid	Prepaid
	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)	(’000)
Hong Kong (incl Macau)	2,176	1,248	928	2,113	1,233	880	2,040	1,210	830	1,957	1,164	793
India	6,351	1,797	4,554	5,751	1,479	4,272	5,129	1,182	3,947	4,099	906	3,193
Israel	2,269	1,576	693	2,202	1,524	678	2,165	1,501	664	2,103	1,463	640
Thailand	585	407	178	530	429	101	379	379	—	224	224	—
Others	205	x	x	163	x	x	150	x	x	140	x	x

GROUP MOBILE TOTAL	11,586			10,579			9,863			8,523

Notes:

(1)	A customer is defined as a Postpaid Customer or a Prepaid Customer who has a SIM or USIM that has access to the network for any purpose, including voice, data or video services.

(2)	All numbers quoted on the basis of the total customer base of the operation irrespective of the Company’s ownership percentage.

(3)	All numbers quoted as at last day of the quarter.

(4)	The data for Hong Kong for the period ended 31 December 2003 relates only to 2G services and that for the periods ended 31 March 2004, 30 June 2004 and 30 September 2004 relates to both 2G and 3G services.

2    ARPU (per user per month)

		Q3 2004			Q2 2004			Q1 2004			Q4 2003
		30 September 2004			30 June 2004			31 March 2004			31 December 2003
Country	Currency	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid
Hong Kong (incl Macau)	HKD	151	205	36	152	207	36	146	201	33	160	212	39
India	INR	583	1,293	318	591	1,408	328	592	1,467	339	707	1,861	386
Israel	NIS	176	x	x	171	x	x	168	x	x	170	x	x
Thailand	THB	927	1,116	334	1,137	1,246	331	1,711	1,711	—	1,370	1,370	—
Others	USD	12.39	x	x	13.47	x	x	13.97	x	x	14.84	x	x

Notes:

(1)	ARPU is calculated as the total service revenues during the period divided by the weighted average number of customers in the period.

(2)	The basis for the calculation has been changed for the Prospectus in two material respects — (i) Customers — the quarterly KPIs use “weighted” average subscribers whereas the Prospectus used “simple” average; and (ii) Period — the quarterly KPIs use three month average data whereas the Prospectus used 12 or 6 month average data.

(3)	Service revenues are defined as the direct recurring service revenues plus roaming revenues.

(4)	The data for Hong Kong for the period ended 31 December 2003 relates only to 2G services and that for the periods ended 31 March 2004, 30 June 2004 and 30 September 2004 relates to both 2G and 3G services.

3    Minutes of use

	Q3 2004			Q2 2004			Q1 2004			Q4 2003
	30 September 2004			30 June 2004			31 March 2004			31 December 2003
Country	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid
Hong Kong (incl Macau)	396	558	51	377	535	46	368	523	43	383	528	45
India	334	662	211	343	731	218	348	775	224	333	732	221
Israel	291	x	x	283	x	x	280	x	x	276	x	x
Thailand	441	513	278	593	658	318	583	583	—	727	727	—
Others	184	x	x	178	x	x	175	x	x	173	x	x

Notes:

(1)	Minutes of Use — are the total minutes carried over the network (2G total airtime usage + 3G voice and video usage, including both inbound and outbound roaming during the period) divided by the weighted average number of postpaid/prepaid customers for the period.

(2)	The basis for the calculation has been changed from the Prospectus in two material respects — (i) Customers — the quarterly KPIs use “weighted” average subscribers whereas the Prospectus used “simple” average; and (ii) Period — the quarterly KPIs use three month average data whereas the Prospectus used 12 or 6 month average data.

(3)	The data for the Hong Kong for the period ended 31 December 2003 relates only to 2G services and that for the periods ended 31 March 2004, 30 June 2004 and 30 September 2004 relates to both 2G and 3G services.

4     Churn (% per month)

	Q3 2004			Q2 2004			Q1 2004			Q4 2003
	30 September 2004			30 June 2004			31 March 2004			31 December 2003
Country	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid	Blended	Postpaid	Prepaid
Hong Kong (incl Macau)	4.6%	2.8%	7.2%	4.8%	2.7%	7.9%	4.3%	2.3%	7.1%	3.4%	2.2%	5.2%
India	8.0%	5.5%	9.0%	7.8%	5.5%	8.6%	6.4%	4.8%	6.9%	6.6%	5.3%	7.0%
Israel	0.9%	x	x	1.1%	x	x	1.1%	x	x	1.1%	x	x
Thailand	N.M.	N.M.	7.8%	2.1%	1.8%	3.5%	0.5%	0.5%	—	10.0%	10.0%	—
Others	2.4%	x	x	3.3%	x	x	2.2%	x	x	2.2%	x	x

Notes:

(1)	Churn % represents the average of the churn rates for each month in the period, which are calculated by dividing the number of disconnections (net of reconnection and internal migration between networks) for the relevant period by the weighted average number of postpaid/prepaid customers.

(2)	The basis for the calculation has been changed from the Prospectus in two material respects — (i) Customers — the quarterly KPIs use “weighted” average subscribers whereas the Prospectus used “simple” average; and (ii) Period — the quarterly KPIs use three month average data whereas the Prospectus used 12 or 6 month average data.

(3)	The data for Hong Kong for the period ended 31 December 2003 relates only to 2G services and that for the periods ended 31 March 2004, 30 June 2004 and 30 September 2004 relates to both 2G and 3G services.

(4)	N.M. indicates not meaningful.

The Board wishes to remind investors that the above key performance indicators are based on the Group’s unaudited internal records. Investors are cautioned not to unduly rely on such data.

Investors are advised to exercise caution in dealing in the securities of the Company.

As at the date of this announcement, the Directors are:

Executive Directors:	Non-executive Directors:
Mr. LUI Pok Man, Dennis	Mr. FOK Kin-ning, Canning
Mr. Tim PENNINGTON	Mrs. CHOW WOO Mo Fong, Susan
Mr. CHAN Ting Yu	Mr. Frank John SIXT

Independent Non-executive Directors:

Mr. KWAN Kai Cheong
Mr. John W. STANTON
Mr. Kevin WESTLEY

DEFINITIONS
“ARPU”	average revenue per user
“Board”	the board of Directors
“Company”	Hutchison Telecommunications International Limited, a company incorporated in the Cayman Islands, whose securities are listed on the Main Board of the Stock Exchange
“Directors”	directors of the Company
“Group”	the Company, its subsidiaries and Partner
“HKD”	Hong Kong dollars, the lawful currency of Hong Kong

DEFINITIONS
“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China
“INR”	Indian Rupees, the lawful currency of India
“KPI”	key performance indicator
“Listing Rules”	Rules Governing the Listing of Securities on the Main Board of the Stock Exchange
“NIS”	New Israeli Shekels, the lawful currency of Israel
“Others”	the Company’s mobile telecommunications businesses in other countries which currently comprise Ghana, Paraguay and Sri Lanka
“Partner”	Partner Communications Company Ltd., an associated company of the Company which holds a licence to provide telecommunications services in Israel
“Postpaid Customers”	those whose mobile telecommunications service usage paid for in arrears upon receipt of the mobile telecommunications operator’s invoice and who have not been temporarily or permanently suspended from service
“Prepaid Customers”	those whose prepaid SIM cards have not been used up or expired at the end of the relevant period
“Prospectus”	prospectus issued by the Company dated 30 September 2004 for the global offering of its shares
“SIM card”	subscriber identity module card
“Stock Exchange”	The Stock Exchange of Hong Kong Limited
“subsidiary”	has the meaning ascribed to it in Rule 1.01 of the Listing Rules
“THB”	Thai Baht, the lawful currency of Thailand
“United States”	the United States of America, its territories, its possessions and all areas subject to its jurisdiction
“USD”	United States dollars, the lawful currency of the United States

By Order of the Board

Edith Shih
Company Secretary

Hong Kong, 17 December 2004